Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 5, 2015

between

HSBC USA INC., as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

to

the INDENTURE

dated as of March 31, 2009

relating to Senior Debt Securities

Second Supplemental Indenture, dated as of March 5, 2015 (this “Second Supplemental Indenture”) between HSBC USA INC., a Maryland corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”). All capitalized terms used in this Second Supplemental Indenture and not otherwise defined herein have the meanings given such terms in the Indenture.

Recitals

WHEREAS, the Company and the Trustee are parties to that certain Indenture dated as of March 31, 2009 (as supplemented by the First Supplemental Indenture thereto dated as of March 22, 2012, the “Indenture”);

WHEREAS, Section 1101 of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of making provisions with respect to matters arising under the Indenture that shall not adversely affect the interests of the Holders of Outstanding Debt Securities of any series created prior to the execution of such supplemental indenture in any material respect;

WHEREAS, the Company desires to modify certain provisions of the Indenture which do not materially and adversely affect the interests of the Holders of Outstanding Debt Securities;

WHEREAS, the Company desires to supplement the Indenture to enable the use of a master Global Debt Security to be used for issuances of Debt Securities in the series titled “Notes, Series 1”;

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee according to its terms and a valid supplement to the Indenture have been done;

NOW, THEREFORE:

In consideration of the foregoing recitals and other valuable consideration, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities as follows:

ARTICLE I

AMENDMENTS

Section 1.1	Amendment of Definitions

The following definitions shall be added to the applicable definitions set forth in Section 101 of the Indenture:

“Pricing Supplement” means a pricing supplement relating to a Supplemental Obligation, together with the accompanying prospectus, prospectus supplement and any product-specific prospectus supplement, in each case if and to the extent applicable.

“Supplemental Obligation” means the obligations of the Company, as described in a Pricing Supplement and represented by a Master Global Security, constituting a single “series” (or any part thereof), as such term is used in the Indenture. “Supplemental Obligations” refers to one or more series of such obligations. All references in the Indenture to the “Debt Securities of any series,” the “Debt Securities of the relevant series,” the “Debt Securities of such series” or any substantially similar phrase shall also refer to a Supplemental Obligation or Supplemental Obligations, as the case may be.

The following definitions shall be amended in their entirety in Section 101 of the Indenture:

“Debt Securities” has the meaning stated in the first recital of the Indenture and more particularly means any Debt Securities authenticated and delivered under the Indenture; provided, that where the Indenture provides for a Debt Security to be executed, authenticated or delivered, such execution, authentication or delivery will be deemed to occur in respect of a Supplemental Obligation upon the making by the Trustee, the Paying Agent or any other agent of the Company having custody of the Master Global Security of the notation required by the related Company Order on Annex A to the Master Global Security; and provided further, that where the Indenture provides for a Debt Security to be delivered or surrendered for the purpose of cancellation, transfer or exchange, such delivery or surrender will be deemed to occur in respect of a Supplemental Obligation upon the deletion or other appropriate modification or amendment with respect to such Supplemental Obligation on such Annex A.

Section 1.2	Addition to Article II of the Indenture

The following shall be added as a new Sections 205 and 206, after current Section 204:

Section 205. Form of Master Global Security.

(Face of Security)

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THAT CERTAIN INDENTURE DATED AS OF MARCH 31, 2009 (AS IT HAS BEEN AND AS IT MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, THE “INDENTURE”) BETWEEN HSBC USA INC. AND WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE (THE “TRUSTEE”, WHICH TERM INCLUDES ANY SUCCESSOR TRUSTEE UNDER THE INDENTURE) AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO HSBC USA INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS DEBT SECURITY IS A MASTER GLOBAL SECURITY WITHIN THE MEANING SPECIFIED HEREIN AND REPRESENTS AN INVESTMENT SECURITY WITHIN THE MEANING OF ARTICLE EIGHT OF THE UNIFORM COMMERCIAL CODE (“NY UCC”). THIS DEBT SECURITY IS SUBJECT TO AND GOVERNED BY SECTION 8-202 OF THE NY UCC. THE TERMS OF ANY SUPPLEMENTAL OBLIGATION REPRESENTED HEREBY ARE INCORPORATED BY REFERENCE TO THE APPLICABLE PRICING SUPPLEMENT. BY ACCEPTANCE OF THIS DEBT SECURITY, THE HOLDER IS DEEMED TO HAVE KNOWLEDGE OF SUCH TERMS AND TO HOLD SUCH SUPPLEMENTAL OBLIGATION(S) SUBJECT TO AND IN ACCORDANCE WITH SUCH TERMS.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS DEBT SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS DEBT SECURITY, OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT: (i) THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS DEBT SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS

MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR (ii) (A) NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS DEBT SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THIS DEBT SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (B) NEITHER HSBC USA INC., THE UNDERWRITERS OR TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA (OR ANY REGULATIONS THEREUNDER) OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS DEBT SECURITY, OR AS A RESULT OF ANY EXERCISE BY HSBC USA INC., THE UNDERWRITERS, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THIS DEBT SECURITY, AND NO ADVICE PROVIDED BY HSBC USA INC., THE UNDERWRITERS, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH PURCHASER OR HOLDER IN CONNECTION WITH THIS DEBT SECURITY AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS DEBT SECURITY.

HSBC USA INC.

Title of Series: SENIOR DEBT SECURITIES, SERIES 1

Title of Debt Securities: as provided in the relevant

Pricing Supplement for each Supplemental Obligation

(Master Global Security)

This Debt Security is a Global Security within the meaning of the Indenture and represents one or more Supplemental Obligations, as such term is defined in the Indenture, of HSBC USA Inc. (hereinafter the “Company”, which term includes any successor Person under the Indenture). The terms of each Supplemental Obligation are and will be reflected in this Debt Security and in the applicable pricing supplement relating to such Supplemental Obligation, which supplement is on file with the Trustee hereinafter referred to and which supplement is identified on Annex A hereto. With respect to each Supplemental Obligation, the terms of the Supplemental Obligation contained in the applicable pricing supplement, together with any provisions of any other prospectus or prospectus supplement designated in such pricing supplement for incorporation herein with respect to such Supplemental Obligation (each such pricing supplement, together with such other prospectus, prospectus supplement and any product-specific prospectus supplement designated therein, a “Pricing Supplement”), are hereby incorporated by reference and are deemed to be a part of this Security as of the Original Issue Date specified on Annex A, and binding upon the parties hereto; provided, however, that only the terms specified in the Pricing Supplement that describe the rights and obligations of Holders of this Debt Security, including, but not limited to, Holders’ obligation to agree to treat, for U.S. federal income tax purposes, each Supplemental Obligation consistent with the U.S. federal income tax treatment set forth in the applicable Pricing Supplement, or the rights and obligations of the Company with respect thereto, including payments due on this Debt Security, are incorporated as terms of this Debt Security and no hypothetical examples, risk factors, historical information or other information provided in the Pricing Supplement shall be used to determine the terms of this Debt Security. Each reference to “this Debt Security” or a “Debt Security of this series” includes and shall be deemed to refer to each Supplemental Obligation.

With respect to each Supplemental Obligation, every term of this Debt Security is subject to modification, amendment, supplementation or elimination through the incorporated terms of the applicable Pricing Supplement, whether or not the phrase “unless otherwise provided in the Pricing Supplement” or language of similar import precedes the term of this Debt Security so modified, amended or eliminated. Without limiting the foregoing, in the case of each Supplemental Obligation, the Holder of this Debt Security is directed to the applicable Pricing Supplement for a description of certain terms of such Supplemental Obligation, including the manner of determining the amount of cash payable or (if applicable) Securities deliverable at maturity and the method of determining, and the dates (if any) for the payment and resetting of, interest, if any, on such Supplemental Obligation (including, without limitation, information relating to any applicable interest rate, relevant securities, currency, commodities or other index or indices, any single security, currency or commodity or basket thereof of any combination of the foregoing that may be relevant to such determination), the dates, if any, on which the principal amount of and interest, if any, on such Supplemental Obligation is determined and payable, the amount payable upon any acceleration of such Supplemental Obligation and the principal amount of such Supplemental Obligation deemed to be Outstanding for purposes of determining whether Holders of the requisite principal amount of Securities have made or given any request, demand, authorization, direction, notice, consent, waiver or other action under the Indenture, including any limitation on the ability of the Holder to seek to collect amounts due hereunder.

Terms that are used and not defined in this Debt Security but that are defined in the Indenture are used herein as defined therein.

This Debt Security is a “Master Note”, which term means a Master Global Security that provides for incorporation therein of the terms of Supplemental Obligations by reference to the applicable Pricing Supplements, substantially as contemplated herein.

The Company, for value received, hereby promises to pay to CEDE & CO., or registered assigns, on each principal payment date, including each amortization date, redemption date, repayment date or maturity date, as applicable, of each Supplemental Obligation, in each case specified in the applicable Pricing Supplement and on each interest payment date and at maturity, the interest then due and payable, with respect to such Supplemental Obligation, if any, as so specified in the applicable Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, any premium and any such installment of interest that is overdue at any time shall also bear interest at the rate per annum at which the principal then bears interest (to the extent that the payment of such interest shall be legally enforceable), from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

With respect to each Supplemental Obligation, unless otherwise set forth in the applicable Pricing Supplement, any interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Debt

Security (or one or more Predecessor Debt Securities) is registered at the close of business on the 3rd business day next preceding such interest payment date (a “Regular Record Date”). Any interest not punctually so paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of the applicable series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

1.	Currency of Payment

Payment of principal of (and premium, if any) and interest on any Supplemental Obligation will be made in the currency designated as the “specified currency” for such payment (or in a comparable manner) in the applicable Pricing Supplement (the “Specified Currency” for any payment on such Supplemental Obligation), except as provided in this and the next three paragraphs. For each Supplemental Obligation, any payment shall be made in the Specified Currency for such payment unless, at the time of such payment, such currency is not legal tender for the payment of public and private debts in the country issuing such currency on the Original Issue Date, in which case the Specified Currency for such payment shall be such coin or currency as at the time of such payment is legal tender for the payment of public and private debts in such country, except as provided in the next sentence. If the euro is the Specified Currency for any payment, the Specified Currency for such payment shall be such coin or currency as at the time of payment is legal tender for the payment of public and private debts in all EMU Countries (at any time, the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time), provided that if on any day there are not at least two EMU Countries, or if on any day there are at least two EMU Countries but no coin or currency is legal tender for the payment of public and private debts in all EMU Countries, then the Specified Currency for such payment shall be deemed not to be available to the Company on such day.

If provided in the applicable Pricing Supplement and except as provided in the next paragraph, any payment to be made on a Supplemental Obligation in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the Person entitled to receive such payment transmits a written request for such payment to be made in U.S. dollars to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, on or before the fifth Business Day before the payment is to be made. Such written request may be mailed, hand delivered, telecopied or delivered in any other manner approved by the Trustee. Any such request made with respect to any payment on a Supplemental Obligation payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an interest payment date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.

The U.S. dollar amount of any payment made pursuant to the immediately preceding paragraph will be determined by the Exchange Rate Agent named in the applicable Pricing Supplement based upon the highest bid quotation received by the Exchange Rate Agent as of approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date, from three (or, if three are not available, then two) recognized foreign exchange dealers selected by the Exchange Rate Agent in The City of New York, in each case for the purchase by the quoting dealer, for U.S. dollars and for settlement on such payment date of an amount of such Specified Currency for such payment equal to the aggregate amount of such Specified Currency payable on such payment date to all Holders of this Security who elect to receive U.S. dollar payments on such payment date, and at which the applicable dealer commits to execute a contract. If the Exchange Rate Agent determines that two such bid quotations are not available on such second Business Day, such payment will be made in the Specified Currency for such payment. All currency exchange costs associated with any payment in U.S. dollars on this Security will be borne by the Holder entitled to receive such payment, by deduction from such payment. Notwithstanding the foregoing, if any amount payable on a Supplemental Obligation is payable on any day (including at maturity) in a Specified Currency other than U.S. dollars, and if such Specified Currency is not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in such Specified Currency by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for such Specified Currency published at approximately 12:00 noon, New York City time, by the Federal Reserve Bank of New York (the “Market Exchange Rate”), on the latest day before the day on which such payment is to be made. If that rate of exchange is not then available or is not published for a particular payment currency, the Market Exchange Rate will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer (1) of the Specified Currency for U.S. dollars for settlement on the payment date, (2) in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of notes; and (3) at which the applicable dealer commits to execute a contract. One of the dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Company. If those bid quotations are not available, the Exchange Rate Agent will determine the Market Exchange Rate at its sole discretion. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture or this Debt Security.

2.	Manner of Payment – U.S. Dollars

Payment of any amount payable on any Supplemental Obligation of any series represented hereby in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) or by wire transfer as described in the next paragraph, against surrender of such Supplemental Obligation in the case of any payment due at maturity (other than any payment of interest that first becomes due on an interest payment date); provided, however, that subject to the next paragraph, payment of interest will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on any Supplemental Obligation of any series represented hereby in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of such Supplemental Obligation is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, and it is received on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the maturity of the principal hereof, other than any payment of interest that first becomes due on an interest payment date, subject to the section below entitled “Manner of Payment-Global Securities,” this Supplemental Obligation must be surrendered at the office or agency of the Trustee maintained for that purpose in The City of New York (or at any other office or agency maintained by the Trustee for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on such Supplemental Obligation of any series payable to a particular Holder will remain in effect for all later payments on such Supplemental Obligation payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an interest payment date, such written request must be made by the Person who is the registered Holder of this Supplemental Obligation on the relevant Regular Record Date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Supplemental Obligation, but any present or future tax, duty, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Supplemental Obligation and may be deducted from the payment by the Company or the Paying Agent.

3.	Manner of Payment – Other Specified Currencies

Payment of any amount payable on any Supplemental Obligation in a Specified Currency other than U.S. dollars will be made by wire transfer of immediately available funds to such account as is maintained in such Specified Currency at a bank or other financial institution acceptable to the Company and the Trustee and as shall have been designated at least five Business Days prior to the applicable payment date by the Person entitled to receive such payment; provided that, in the case of any such payment due at the maturity of the principal of such Supplemental Obligation (other than any payment of interest that first becomes due on an interest payment date), this Supplemental Obligation must be surrendered (in the manner provided below) at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such account designation shall be made by transmitting the appropriate information to the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York, by mail, hand delivery, telecopier or in any other manner approved by the Trustee. Unless revoked, any such account designation made with respect to any Supplemental Obligation by the Holder hereof will remain in effect with respect to any further payments with respect to such Supplemental Obligation payable to such Holder. If a payment in a Specified Currency other than U.S. dollars with respect to any Supplemental

Obligation cannot be made by wire transfer because the required account designation has not been received by the Trustee on or before the requisite date or for any other reason, the Company will cause a notice to be given to the Holder of this Debt Security at its registered address requesting an account designation pursuant to which such wire transfer can be made and such payment will be made within five Business Days after the Trustee’s receipt of such a designation meeting the requirements specified above, with the same force and effect as if made on the due date. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Debt Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Debt Security and may be deducted from the payment by the Company or the Paying Agent.

4.	Manner of Payment – Global Securities

Notwithstanding any provision of this Debt Security or the Indenture, the Company may make any and all payments of principal and any premium and interest on any Supplemental Obligation pursuant to the applicable procedures of the Depositary for this Debt Security as permitted in Section 301 of the Indenture. Notwithstanding the foregoing, whenever the provisions hereof require that this Supplemental Obligation be surrendered against payment of the principal and any premium and interest, such surrender may be effected by means of an appropriate adjustment to Annex A hereto to reflect the discharge of such payment, such an adjustment shall be made by the Trustee in a manner not inconsistent with the procedures of the Depositary, and in such circumstances this Supplemental Obligation need not be surrendered.

5.	Payments Due on a Business Day

Notwithstanding any provision of this Debt Security or the Indenture, where any interest payment date, redemption date, repayment date or maturity date of any Supplemental Obligation shall not be a Business Day at any Place of Payment, then payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the interest payment date, redemption date, repayment date, or at the maturity date; provided, however, that no interest shall accrue for the period from and after such interest payment date, redemption date, repayment date or maturity, date as the case may be, to the date of such payment.

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HSBC USA INC., as Issuer

Dated: March , 2015	By:

		Name:	Gregory Pierce
		Title:	Executive Vice President, Head of Balance Sheet Management, Americas and Treasurer

By:

		Name:	Karen P. Pisarczyk
		Title:	Executive Vice President and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:

Authorized Signatory

[REVERSE OF SECURITY]

Securities and the Indenture

This Security is one of a duly authorized issue of debt securities of the Company (herein called the “Debt Securities”) issued and to be issued in one or more series under an Indenture, dated as of March 31, 2009, relating to Senior Debt Securities (as it has been and may be further supplemented from time to time, the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. In the event of any conflict between the Indenture and any Pricing Supplement, the Pricing Supplement shall prevail with respect to the applicable Supplemental Obligation, to the extent lawful.

In the case of the acquisition of all or a portion of a Supplemental Obligation by the Company or any Affiliate thereof, the Company or such Affiliate may submit to the Trustee such evidence of such acquisition as is reasonably acceptable to the Trustee, whereupon the Trustee, at the Company’s direction, shall reduce the principal amount of such Supplemental Obligation in Annex A hereto by such acquired amount, and the principal amount of such Supplemental Obligation shall be reduced accordingly for all purposes of this Security.

Series and Denominations

This Debt Security is one of the series of Debt Securities designated on the face hereof, limited to an aggregate principal amount (or the equivalent thereof in any other currency or currencies or currency units) as shall be determined and may be increased from time to time by the Company. References herein to “this series” mean the series of Debt Securities designated as Notes Series 1.

The Supplemental Obligations of any series are issuable only in registered form without coupons in “Authorized Denominations,” which term shall have the following meaning. For each Supplemental Obligation of any series having a principal amount payable in U.S. dollars, unless otherwise specified in the applicable Pricing Supplement, the Authorized Denominations shall be $1,000 and multiples thereof.

Redemption at the Company’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Supplemental Obligation represented hereby shall not be redeemable at the option of the Company before the maturity date. In the event the Company elects to redeem this Supplemental Obligation, notice will be given to registered holders in the manner specified in the applicable Pricing Supplement.

In the event of redemption of this Supplemental Obligation in part only, appropriate annotation of such partial redemption shall be made on Annex A.

Unless otherwise set forth in the applicable Pricing Supplement, a sinking fund provision will not be applicable.

Repayment at the Holder’s Option

Unless otherwise set forth in the applicable Pricing Supplement, a Supplemental Obligation represented hereby shall not be repayable at the option of the Holder before the maturity date. If the applicable Pricing Supplement provides otherwise, then the procedures for such repayment will be set forth in that Pricing Supplement.

Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Debt Security of any Series is registrable in the Security Register, upon surrender of a Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on any Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debt Securities of the same series and of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of any series are exchangeable for a like aggregate principal amount of Debt Securities of the same series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, duty, assessment or other governmental charge payable in connection therewith.

Prior to due presentment of any Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name a Debt Security is registered as the owner hereof for all purposes, whether or not the Debt Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

This Debt Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities. Any such exchange shall be recorded by the Trustee on Annex B hereto.

This Debt Security is a Master Note and may be exchanged at any time, solely upon the request of the Company to the Trustee, for one or more Global Securities in the same aggregate principal amount, each of which may or may not be a Master Note, as requested by the Company. Any such exchange shall be recorded by the Trustee on Annex B hereto. Each such replacement Global Security that is a Master Note shall reflect such series of Debt Securities that the Company shall request. Each such replacement Global Security that is not a Master Note shall represent one (and only one) Debt Security as requested by the Company, and such Global Security shall be appropriately modified so as to reflect the terms of such Debt Security.

Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of a Debt Security or of any series of Debt Securities or certain restrictive covenants and Events of Default with respect to a Debt Security or a series of Debt Securities, in each case upon compliance with certain conditions set forth in the Indenture. Such provisions are applicable to a particular Supplemental Obligation or series of Debt Securities only to the extent specified in the applicable Pricing Supplement with respect to such Supplemental Obligation.

Default

If an Event of Default with respect to a Supplemental Obligation of any series evidenced hereby shall occur and be continuing, the principal of such Debt Securities plus any accrued and unpaid interest may be declared due and payable in the manner and with the effect provided in the Indenture and the applicable Pricing Supplement with respect to such Supplemental Obligation. Upon payment (i) of the amount of principal and any accrued and unpaid interest so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and any interest on such Supplemental Obligation shall terminate.

Remedies

If an Event of Default with respect to a Supplemental Obligation occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of Outstanding Debt Securities of this series may declare this Supplemental Obligation to be due and payable immediately in the amounts and as described in the applicable Pricing Supplement, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such amount shall become immediately due and payable. Upon payment of such amounts, all obligations of the Company in respect of the payment of principal of and interest on this Supplemental Obligation shall terminate.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on any Supplemental Obligation at the times, place and rate, and in the coin or currency, herein prescribed.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected as described in the Indenture.

The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series to, on behalf of the Holders of all the Debt Securities of any such series, waive any past default under the Indenture with respect to such series and its consequences, with certain exceptions. Upon any such waiver, such default shall cease to exist, and any Event of Default (as defined in the Indenture) arising therefrom shall be deemed to have been cured, for every purpose of the Debt Securities of such series under the Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Ranking

This Debt Security and each Supplemental Obligation represented hereby constitute direct unsecured senior obligations of the Company and will each rank on a parity with all of the other unsecured and unsubordinated senior indebtedness of the Company, present and future, except for such obligations as are preferred by operation of law. This Debt Security and each Supplemental Obligation represented hereby are not deposit liabilities of the Company and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

Definitions

All terms used in this Debt Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

This Debt Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ANNEX A

Pricing Supplement (Name and/or Accession Number)	CUSIP Number and Title of Supplemental Obligation	Principal Amount of Supplemental Obligation	Original Issue Date	Decrease in Principal Amount	Increase in Principal Amount	Effective Date of Increase or Decrease	Trustee or Paying Agent Notation

A-1

ANNEX B

SCHEDULE OF EXCHANGES OF SUPPLEMENTAL OBLIGATIONS

The following exchanges of a part of this Master Global Security for physical certificates or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee

B-1

ANNEX C

CUSIP NO.

Supplemental Obligation No.

Pricing Supplement No. and Date

ORIGINAL ISSUE DATE:

HSBC USA INC.

SENIOR DEBT SECURITIES, NOTES SERIES 1

(MASTER NOTE)

OPTION TO ELECT REPAYMENT

TO BE COMPLETED ONLY IF THE SUPPLEMENTAL OBLIGATION

REFERENCED IN THIS NOTICE IS REPAYABLE

AT THE OPTION OF THE HOLDER AND THE HOLDER

ELECTS TO EXERCISE SUCH RIGHT

The undersigned hereby irrevocably requests and instructs the Company to repay the Supplemental Obligation referred to in this notice (or the portion thereof specified below) at the applicable Repayment Price, together with interest to the Repayment Date, all as provided for in such Supplemental Obligation, to the undersigned, whose name, address and telephone number are as follows:

(please print name of the undersigned)

(please print address of the undersigned)

(please print telephone number of the undersigned)

If such Supplemental Obligation provides for more than one Repayment Date, the undersigned requests repayment on the earliest Repayment Date after the requirements for exercising this option have been satisfied, and references in this notice to the Repayment Date mean such earliest Repayment Date. Terms used in this notice that are defined in such Supplemental Obligation are used herein as defined therein.

For such Supplemental Obligation to be repaid the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of such Supplemental Obligation, on any Business Day not later than the 30th or earlier than the 60th calendar day prior to the Repayment Date (or, if either such calendar day is not a Business Day, the next succeeding Business Day), (i) such Supplemental Obligation, with this “Option to Elect Repayment” form duly completed and signed, or (ii) a telex, facsimile transmission or letter from a member of a national securities exchange or the Financial

Industry Regulatory Authority, Inc., a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of such Supplemental Obligation, (b) the principal amount of such Supplemental Obligation and the amount of such Supplemental Obligation to be repaid, (c) a statement that the option to elect repayment is being exercised thereby and (d) a guarantee stating that an appropriate adjustment to Annex B to the Master Global Security, with such adjustment to be made by the Trustee in a manner not inconsistent with the Applicable Procedures of the Depositary for the Debt Security, will be made to reflect the discharge of such Supplemental Obligation to be repaid herewith, not later than five Business Days after the date of such telex, facsimile transmission or letter (provided that this form, duly completed and signed, is also received by the Company by such fifth Business Day). The address to which such deliveries are to be made is:

Wells Fargo Bank, National Association

150 East 442nd Street, 40th Floor

New York, New York 10017

Attn: Corporate Trust – HSBC Administrator

Fax: (917) 260-1593

or at such other place as the Company or the Trustee shall notify the holder of such Debt Security.

If less than the entire principal amount of such Supplemental Obligation is to be repaid, specify the portion thereof (which shall equal any Authorized Denomination) that the Holder elects to have repaid:

and specify the denomination or denominations (which shall equal any Authorized Denomination) of the Debt Security or Debt Securities to be issued (if any) to the Holder in respect of the portion of such Supplemental Obligation not being repaid (in the absence of any specification, one Debt Security will be issued in respect of the portion not being repaid):

Date:	By:

Notice: The signature to this Option to Elect Repayment must correspond with the name of the Holder as written on the face of such Debt Security in every particular without alteration or enlargement or any other change whatsoever.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT _ Custodian (Cust) (Minor) Under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPE NAME AND ADDRESS

INCLUDING ZIP CODE OF ASSIGNEE

the within Debt Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Debt
Security on the books of the Company, with full power of substitution in the premises.

Date:	By:

Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any other change whatever.

Section 206. Responsibility of Trustee with respect to Master Global Securities.

In addition to all other duties of the Trustee in connection with the issuance of Debt Securities hereunder, the Trustee shall be required to maintain each of the Pricing Supplements and other documents from which the terms of the Debt Securities are incorporated by reference into any Master Global Security and to notate the issuance of any Supplemental Obligation thereunder as directed by Company Order. Such notation shall, with respect to any Supplemental Obligation, be deemed to constitute the authentication of such Supplemental Obligation for purposes of the Indenture.

ARTICLE II

MISCELLANEOUS

Section 2.1 Effect of Second Supplemental Indenture on Indenture. This Second Supplemental Indenture is a supplement to the Indenture. As supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this Second Supplemental Indenture shall together constitute one and the same instrument.

Section 2.2 Effective Date. The modifications to the Indenture set forth in this Second Supplemental Indenture shall become effective on the date first above written.

Section 2.3 Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.4 Governing Law. This Second Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Section 2.5 The Trustee. The Trustee shall not be responsible in any matter whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

HSBC USA INC.

By:	/s/ Gregory Pierce

	Title:	Gregory Pierce
	Name:	Executive Vice President, Head of Balance Sheet Management, Americas and Treasurer

By:	/s/ Karen P. Pisarczyk

	Title:	Karen P. Pisarczyk
	Name:	Executive Vice President and Corporate Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Yana Kislenko

	Title:	Yana Kislenko
	Name:	Vice President

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